Exhibit 2.2

AMENDMENT NO. 1 TO

BUSINESS COMBINATION AGREEMENT

This Amendment No. 1 (this “Amendment”) to that certain Business Combination Agreement, dated as of December 5, 2022 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), by and among SportsMap Tech Acquisition Corp., a Delaware corporation (“SportsMap”), ICH Merger Sub Inc., a Delaware corporation, and Infrared Cameras Holdings, Inc., a Delaware corporation (the “Company”), is made and entered into as of June 26, 2023, by and among SportsMap and the Company. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Business Combination Agreement.

RECITALS

WHEREAS, SportsMap, the Company and Merger Sub are parties to the Business Combination Agreement;

WHEREAS, Section 8.3 of the Business Combination Agreement provides that the Business Combination Agreement may be amended or modified only by a written agreement executed and delivered by (a) SportsMap and the Company prior to the Closing and (b) SportsMap and the SportsMap Sponsor after the Closing;

WHEREAS, SportsMap and the Company desire to amend the Business Combination Agreement as set forth in this Amendment; and

WHEREAS, the respective board of directors of each of SportsMap and the Company have each approved this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Parties agree as follows:

Agreement

1.       Amendment to the Business Combination Agreement.

(a) Section 7.1(d) of the Business Combination Agreement is hereby deleted and replaced with the following:

“by either SportsMap or the Company, if the transactions contemplated by this Agreement shall not have been consummated on or prior to December 20, 2023 (the “Termination Date”); provided that (i) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to SportsMap if any SportsMap Party’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date, and (ii) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to the Company if the Company’s breach of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date;”

2.        Effect of Amendment. Except as expressly provided herein, this Amendment shall not constitute an amendment, modification or waiver of any provision of the Business Combination Agreement or any rights or obligations of any party under or in respect of the Business Combination Agreement. Except as modified by this Amendment, the Business Combination Agreement shall continue in full force and effect. Upon the execution of this Amendment by the Parties, each reference in the Business Combination Agreement to “this Agreement” or the words “hereunder,” “hereof,” “herein” or words of similar effect referring to the Business Combination Agreement shall mean and be a reference to the Business Combination Agreement as amended by this Amendment, and a reference to the Business Combination Agreement in any other instrument or document shall be deemed a reference to the Business Combination Agreement as amended by this Amendment. This Amendment shall be subject to, shall form a part of, and shall be governed by, the terms and conditions set forth in the Business Combination Agreement, as amended by this Amendment.

3.        General. Sections 8.5, 8.10, 8.11, 8.15 and 8.16 of the Business Combination Agreement shall apply to this Amendment mutatis mutandis.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

SPORTSMAP TECH ACQUISITION CORP.

By	/s/ David Gow
Name:	David Gow
Title:	Chief Executive Officer

INFRARED CAMERAS HOLDINGS, INC.

By	/s/ Gary Strahan
Name:	Gary Strahan
Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to Business Combination Agreement]